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                                                                      EXHIBIT 23




CONSENT OF AUDITORS

We consent to the inclusion in this Form 10-K of our report dated May 9, 2000, relating to the financial statements appearing in the FirstService Corporation Annual Report to Shareholders for the year ended March 31, 2000.



PRICEWATERHOUSECOOPERS LLP
Chartered Accountants

Toronto, Ontario
June 29, 2000